UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 12, 2024, Nightfood Holdings, Inc. (the “Company”) dismissed GreenGrowth CPAs Inc. (“GreenGrowth”) as its independent registered public accountancy firm, and engaged Fruci & Associates, PS (“Fruci”) as the Company’s new independent registered public accounting firm.

The reports of GreenGrowth regarding the Company’s financial statements for the quarter ending September 30, 2023 and December 31, 2023, respectively, being the two most recent fiscal quarters for which the Company has filed financial statements with the Securities and Exchange Commission (the “SEC”), did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

The board of directors of the Company, acting as the audit committee, approved the decision to change the Company’s independent accountants.

For the period from engagement with GreenGrowth on November 7, 2023 through April 12, 2024, the Company had no disagreements with GreenGrowth (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GreenGrowth, would have caused GreenGrowth to make reference thereto in connection with its report. GreenGrowth has not issued any reports with respect to a fiscal year end for the Company as of April 12, 2024.

During the two most recent fiscal quarters and through April 12, 2024, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that management of the Company discussed with GreenGrowth the continued existence of material weaknesses in the Company’s internal control over financial reporting.

The Company requested GreenGrowth to furnish it with a letter addressed to the SEC stating whether or not GreenGrowth agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated April 19, 2024, is filed as Exhibit 16.1 to this current report on Form 8-K.

During the Company’s fiscal year ending June 30, 2023 and 2022, respectively, and through April 12, 2024, neither the Company nor anyone on the Company’s behalf consulted with GreenGrowth regarding any of the following:

(i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GreenGrowth concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No	Description
16.1	Letter from GreenGrowth, CPAs
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nightfood Holdings Inc.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

Date: April 22, 2024

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